SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2013
Date of Report (Date of earliest event reported)

New Energy Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-127953
(Commission File Number)

59-3509694
(I.R.S. Employer Identification No.)

9192 Red Branch Rd.
Suite 110
Columbia, Maryland 20866
(Address of principal executive offices)

(800) 213-0689
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.    Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2013, the Board of Directors of New Energy Technologies, Inc. (the “Company”) granted stock options to each of the members of the Company’s Board of Directors, Jatinder Bhogal, John Conklin, Alastair Livesey, and Joseph Sierchio to purchase up to 40,000 shares of the Company’s common stock. All options have an exercise price of $1.65, the closing price of the Company’s common stock as quoted on the OTC Markets Group QB tier on January 23, 2013. The stock options vest as follows:

(a)           As to 20,000 shares, at any time from January 23, 2013 through January 22, 2023; and
(b)           As to 20,000 shares, at any time from January 23, 2014 through January 22, 2023.

The original Form 8-K regarding the grant of these options, filed by the Company on January 28, 2013, inadvertently left off Mr. Conklin’s name.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 6, 2013.

New Energy Technologies, Inc.

By:	/s/ John Conklin
John Conklin
President & Chief Executive Officer

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